Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 33-26694; 33-56557; 333-88391; 333-57912; and
333-68180) and Forms S-3 (File Nos. 333-91587 and 333-63480) of Constellation Brands, Inc. and its subsidiaries of our report dated August 11, 2000, on our audits of the financial statements of Ravenswood Winery, Inc. as of June 30, 2000 and 1999 and for the three years in the period ended June 30, 2000, which report is included in this 8-K.


/s/ Odenberg, Ullakko, Muranishi & Co., LLP


ODENBERG, ULLAKKO, MURANISHI & CO. LLP
San Francisco, California


August 23, 2001